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                                                                 EXHIBIT 10 (xi)

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                  PURSUANT TO THE CAMCO FINANCIAL CORPORATION
                           2002 EQUITY INCENTIVE PLAN

      THIS AGREEMENT is made to be effective as of the Grant Date set forth below by and between Camco Financial Corporation (the "Company") and the Participant set forth below, pursuant to the Camco Financial Corporation 2002 Equity Incentive Plan (the "Plan").

      In consideration of the mutual promises and agreements contained herein, the parties hereto make the following agreement, intending to be legally bound thereby:

      1. Grant of Option. The following terms used in this Agreement shall have the meanings set forth below:

            (A)   The "Participant" is ________________________.

            (B)   The "Grant Date" is ___________________, 200_.

            (C) The "Covered Shares" are ___________ shares of common stock of the Company.

            (D)   The "Exercise Price Per Share" is $____________.

            (E) The "Expiration Date" is ________________, 20__, subject to earlier termination as set forth in Section 2(C) of this Agreement.

Other terms used in this Agreement are defined elsewhere in this Agreement or have the meaning ascribed to them under the Plan.

      2.    Terms and Conditions of the Option.

            (A) Option Grant. The Company hereby grants to the Participant an option to purchase the Covered Shares at the Exercise Price and subject to the terms and conditions set forth in this Agreement and in the Plan.

            (B) Exercise of the Option. The Option is exercisable in accordance with the following schedule:

   DATE EXERCISABLE               NUMBER OF SHARES
-----------------------           ----------------
_________________, 200_            ______________
_________________, 200_            ______________
_________________, 200_            ______________
_________________, 200_            ______________
_________________, 200_            ______________

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The vesting of the Option may be accelerated in accordance with Article VIII of the Plan.

            The Option may be exercised by giving written notice of exercise to the Company addressed to the President or the Chief Financial Officer of the Company stating the number of shares as to which the Option is being exercised. Such notice shall be accompanied by payment in full of the Exercise Price Per Share for the number of covered shares as to which option is being exercised (i) in cash or by certified or cashier's check, (ii) by delivering to the Company shares of common stock of the Company already owned by the Participant and acceptable to the Committee which have an aggregate Fair Market Value equal to the Exercise Price Per Share for the number of Covered Shares as to which the Option is being exercised, or (iii) by another method approved by the Committee.

            The Option may be exercised to purchase a number of whole shares which is less than the total number of shares of common stock subject to the Option at any time and from time to time.

            The Option may not be exercised unless the covered shares are first registered pursuant to any applicable federal or state laws or regulations or, in the opinion of counsel to the Company, are exempt from such registration. Nothing contained in the Plan or in this Agreement shall be construed to require the Company to take any action whatsoever to make exercisable any Option or to make transferable any shares issued upon the exercise of any Option.

            (C) Termination of Option. The Option shall expire on the Expiration Date, unless the Participant's employment terminates prior to the Expiration Date, in which event, the Option shall Expire as follows:

                  (1) Upon Termination for Cause (hereinafter defined), the Option shall expire on the date of such termination;

                  (2) Upon the death of the Participant, the Option shall expire one year from the date of the Participant's death;

                  (3) In the event of Disability (as defined in the Plan), the Option shall expire one year from the date of termination of employment due to Disability;

                  (4) Upon Retirement (as defined in the Plan), the Option shall expire one year after the Participant's Retirement date;

                  (5) In the event of Voluntary Termination (as defined in the Plan), the Option shall expire six months after the Participant's termination date; or

                  (6) In the event of Involuntary Termination (as defined in the Plan), then Option shall expire three months after the Participant's termination date.

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The Committee's determination whether a Participant's employment has terminated, the reason therefor and the effective date thereof, shall be final and conclusive on all persons affected thereby.

            For purposes of this Agreement, Termination for Cause means discharge of a Participant for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties and responsibilities, willful violation of any law, rule, regulation or final cease and desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of any written employment agreement between the Participant and the Company.

            (D) Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. In the discretion of the Committee, such withholding obligations may be satisfied through the surrender of shares of common stock, of the Company already owned by the Participant or to which the Participant is entitled as a result of the exercise of the Option.

      3. Non-Assignability of the Option. The Option shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution, and the terms and conditions of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

      4. Governing Law. The rights and obligations of the Participant and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law. The Participant and the Company agree to submit to the jurisdiction of the state and federal courts of the State of Ohio with respect to matters relating to the Plan and this Agreement and agree not to raise or assert the defense that such forum is not convenient.

      5. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

      6. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

      7. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or

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unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

      8. Plan as Controlling. All terms and conditions of the Plan applicable to options granted thereunder which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

      9. No Right to Continued Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in this Agreement confers upon the Participant the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge the Participant at any time (subject to any contract rights of such Participant).

      10. Stockholders' Rights. The Participant shall have none of the rights or privileges of a stockholder of the Company, including but not limited to the right to receive dividends on the Covered Shares, except with respect to shares as to which a stock certificate has been duly issued to the Participant.

      11. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant with respect to the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of __________________ __, 200_.

COMPANY:                                     PARTICIPANT:

Camco Financial Corporation

By: ________________________________         __________________________________
    ___________________________              [Print name] _____________________
    Its: ______________________

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